Exhibit 10.3

THIRD AMENDMENT TO
PURCHASE AND SALE AGREEMENT

THIS THIRD AMENDMENT TO PURCHASE AND SALE AGREEMENT (this “Amendment”), effective as of February 1, 2007, is entered into by and among Anadarko Petroleum Corporation, a Delaware corporation (“APC”), Anadarko E&P Company LP, a Delaware limited partnership (“AEP”), Howell Petroleum Corporation, a Delaware corporation (“Howell”), Kerr-McGee Oil & Gas Onshore LP, a Delaware limited partnership (“KMOG”), Anadarko Gathering Company, a Delaware corporation (“AGC”; APC, AEP, Howell, KMOG and AGC are collectively called “Seller”) and EXCO Resources, Inc., a Texas corporation (“Purchaser”).  Each capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to it in the Purchase Agreement referred to below.

RECITALS

WHEREAS, Seller and Purchaser entered into that certain Purchase and Sale Agreement (as amended, the “Purchase Agreement”), dated February 1, 2007, whereby Seller agreed to sell, and Purchaser, among other things, agreed to purchase, accept and pay for the Assets and to assume the Assumed Seller Obligations,; and

WHEREAS, Seller and Purchaser desire (i) to amend further the Purchase Agreement, among other things, (A) to amend the Sections of the Purchase Agreement specified herein and (B) to amend and restate Exhibits A, A-1, B and D and Schedules 1.2(e), 1.3(e), 5.7(a) and 5.13 and (ii) to provide for certain interim services by certain employees of Anadarko during the month of May.

NOW, THEREFORE, in consideration of the foregoing and the mutual promises, covenants, conditions and agreements herein and in the Purchase Agreement, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound by the terms hereof, agree as follows:

ARTICLE I
AMENDMENTS

Section 1.1             Amendment to the Definitions Section of the Purchase Agreement.  The Definitions section of the Purchase Agreement is hereby amended by adding the following defined terms thereto:

“Gulf Coast Assets” has the meaning set forth in Section 12.10.

“Assumed Gulf Coast Seller Obligations” has the meaning set forth in Section 12.10.

“Southern G” means Southern G Holdings, LLC, a Delaware limited liability company and wholly-owned subsidiary of Purchaser.

“Norge Marchand Gas Gathering System” means the gas gathering system located in Grady, Oklahoma, more particularly described in and subject to that certain Agreement for the

Construction, Ownership and operation of the Norge Marchand Gas Gathering System dated June 1, 2003, by and among Anadarko Gathering Company and other working interest owners reflected therein.

Section 1.2             Amendment to Definitions of Defensible Title and Permitted Encumbrances.  From and after the Closing Date, all references to “Exhibit A-1” contained in (i) the definitions of (a) “Defensible Title” contained in Section 3.2(a) and Section 3.2(b) of the Purchase Agreement and (b) “Permitted Encumbrances” contained in Section 3.3 of the Purchase Agreement and (ii) Section 3.1 of the Purchase Agreement shall be deleted in their entirety and the clause ““Exhibit A-1” to the Conveyance” shall be substituted in place thereof.

Section 1.3             Amendment to Section 6.9 of the Purchase Agreement.  Section 6.9 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

Section 6.9  SEC Disclosure.

Except for the contemplated sale of Southern G to a Person other than an Affiliate of Purchaser after the Closing Date as previously disclosed to Seller, Purchaser is acquiring the Assets for its own account for use in its trade or business, and not with a view toward or for sale associated with any distribution thereof, nor with any present intention of making a distribution thereof within the meaning of the Securities Act of 1933, as amended, and applicable state securities laws.  Any such sale of Southern G shall be made in compliance with the Securities Act of 1933, as amended, and any applicable state securities laws.

Section 1.4             Amendment to Section 7.7(b) of the Purchase Agreement.  Section 7.7(b) is hereby amended and restated in its entirety to read as follows:

(b)           If the holder of a Preference Right elects prior to Closing to purchase the Asset subject to a Preference Right (a “Preference Property”) in accordance with the terms of such Preference Right, and Seller receives written notice of such election prior to the Closing, such Preference Property will be eliminated from the Assets and the Purchase Price shall be reduced by the Allocated Value of the Preference Property.  Except as provided in Section 7.7(c), if the holder of a Preference Right relating to the Gulf Coast Assets, the Norge Marchand Gas Gathering System, or other Assets located in Oklahoma who has been offered a Preference Property or who has been requested to waive its Preference Right pursuant to Section 7.7(a) does not elect to purchase such Preference Property or waive such Preference Right with respect to the transactions contemplated by this Agreement prior to the Closing Date and the time in which the Preference Right relating to the Gulf Coast Assets may be exercised has not expired, such Preference Property shall be conveyed to Purchaser at Closing subject to the rights, if any, of the holder of such Preference Right.  In such event, Seller shall continue to use its commercially reasonable efforts to obtain the waiver of such Preference Rights relating to the Gulf Coast Assets, the Norge Marchand Gas

Gathering System, or other Assets located in Oklahoma, as applicable, to the extent provided in Section 7.7(a) and Purchaser shall cooperate with such efforts.  If the holder of a Preference Right relating to a Gulf Coast Asset, the Norge Marchand Gas Gathering System, or other Assets located in Oklahoma elects to purchase a Preference Property subject to its Preference Right and Closing has already occurred with respect to such Preference Property, Purchaser shall be obligated to comply with such Preference Right to the extent, if any, that the same remains valid and enforceable with respect to this transaction and Purchaser shall be entitled to the consideration for the sale of such Preference Property from Purchaser to such Preference Right holder.

Section 1.5             Amendment to Section 7.7(c)(iii) of the Purchase Agreement.  Section 7.7(c)(iii) is hereby amended and restated in its entirety to read as follows:

(iii)                               the holder of a Preference Right other than with respect to the Gulf Coast Assets, the Norge Marchand Gas Gathering System, or other Assets located in Oklahoma does not elect to purchase such Preference Property or waive such Preference Right with respect to the transactions contemplated by this Agreement prior to the Closing Date and the time in which such Preference Right may be exercised has not expired,

Section 1.6             Amendment to Section 11.3(v) of the Purchase Agreement.  Section 11.3(v) of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

(v)                                 (A) attributable to or arising out of Proceedings set forth under Category 1 on Schedule 5.7(a), (B) Losses owed as a result of the resolution of the Proceeding listed in item 6 under Category 3 on Schedule 5.7(a) to the extent such Losses result from or are attributable to production from the Properties occurring before the Closing Date, (C) royalties owed on account of production from the Properties before the Closing Date as a result of or attributable to the resolution of the Royalty Actions and all other Losses owed as a result of the resolution of the Royalty Actions to the extent such Losses result from or are attributable to production from such Properties before the Closing Date, (D) Proceedings arising out of or attributable to Seller’s ownership or operation of the Assets arising after the date hereof but before Closing, or (E) Proceedings that arise after Closing for personal injury or death arising and occurring before Closing which is attributable to Seller’s (or its Affiliates’) ownership or operation of the Assets;

Section 1.7             Amendment to Section 12.10 of the Purchase Agreement.  Section 12.10 of the Purchase Agreement is hereby amended and restated in its entirety to read as follows:

No party shall assign all or any part of this Agreement, nor shall any party assign or delegate any of its rights or duties hereunder, without the prior written consent of the other party.  Purchaser shall have the right, without the consent of Seller, to designate Southern G to take title to the Assets to be described and covered by the Conveyance attached hereto as Exhibit B-2 (the “Gulf Coast Assets”) and to assume the Assumed Seller Obligations that are obligations or liabilities with respect to the Gulf Coast Assets (the “Assumed Gulf Coast Seller Obligations”), provided, however, that no such designation or assumption shall relieve Purchaser from its obligations hereunder including, without limitation, with respect to the Gulf Coast Assets and the Assumed Gulf Coast Seller Obligations. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

Section 1.8             Replacement of Exhibit B to the Purchase Agreement.  Exhibit B to the Purchase Agreement is hereby replaced in its entirety with Exhibits B-1 and B-2 attached hereto, all references to “Exhibit B” in the Purchase Agreement are hereby replaced with “Exhibits B-1 and B-2” and the term “Conveyance” as used in the Purchase Agreement shall hereinafter refer collectively to the conveyances in substantially the forms of Exhibits B-1 and B-2 and any subsequent conveyances of the Assets subsequent to the Closing pursuant to Section 7.7.

Section 1.9             Replacement of Exhibit D to the Purchase Agreement.  Exhibit D to the Purchase Agreement is hereby replaced in its entirety with Exhibits D-1 and D-2 attached hereto and all references to “Exhibit D” in the Purchase Agreement are hereby replaced with “Exhibits D-1 and D-2.”

Section 1.10           Amendment and Restatement of Exhibits and Schedules to the Purchase Agreement.  Exhibits A and A-1 and Schedules 1.2(e), 1.3(e), 5.7(a) and 5.13 to the Purchase Agreement are hereby amended and restated in their entirety to read as set forth on Exhibits A and A-1 and Schedules 1.2(e), 1.3(e), 5.7(a) and 5.13, respectively, attached hereto.

Section 1.11           Transition Operations.  Purchaser has requested that for the duration of the transition period set forth in the Transition Services Agreement, Seller shall seek to continue the employment of each individual listed on Exhibit X attached hereto (collectively, the “Employees”); provided, that Seller shall not be required to change any terms of employment of such Employee in order to induce such Employee to remain in the employ of Seller or any Affiliate thereof during the transition period.  The Employees will continue to provide the same services for the Properties as they provided prior to the Closing. In addition, Purchaser has requested that for the duration of the transition period set forth in the Transition Services Agreement, Seller extend the term of that certain Contract Operating Agreement dated March 1, 2006 (the “Brammer Agreement”), between Kerr-McGee Oil & Gas Onshore, LLC and Brammer Engineering, Inc. covering certain services related to those Properties located in the Iowa, Louisiana field.  Purchaser agrees (i) to pay all costs and expenses associated with such continued employment of the Employees during the transition period including, but not limited to, the cost and expense of any employee benefits and increase of severance arrangements previously offered by Seller to such employee, (ii) to reimburse Seller within ten (10) days after receipt of an invoice therefor all costs and expenses related to such extension of the term of the Brammer Agreement, and (iii) to indemnify, defend, and hold harmless the Seller Indemnified Persons from and against any and all Losses asserted against, resulting from, imposed upon, or incurred or suffered by any Seller Indemnified Person, directly or indirectly, to the extent resulting from, arising out of, or relating to the continued employment of the Employees and extension of the term of the Brammer Agreement during the transition period.  The costs and expenses associated with the continued employment of the Employees during the transition period shall be deemed Assumed Seller Obligations under the Purchase Agreement and Seller and Purchaser hereby agree that the Purchase Price will be increased by an amount equal to $150,811 to cover such costs and expenses.  Seller and Purchaser further agree that such increase to the Purchase Price shall be treated as an adjustment to Purchase Price under Section 2.2 of the Purchase Agreement.

Section 1.12           Certificates of Title.  As soon as reasonably possible following Closing, but no later than June 13, 2007, Seller shall deliver all documentation necessary to transfer title to the vehicles owned by either Seller or any of their respective Affiliates and included among the Assets.

ARTICLE II
DESIGNATION

Section 2.1             Designation.  Purchaser hereby designates Southern G to take title to the Gulf Coast Assets and to assume the Assumed Gulf Coast Seller Obligations by execution and delivery of the Conveyance attached hereto as Exhibit B-2.  Southern G shall not have the rights or obligations of a purchaser under the Purchase Agreement, as amended hereby, which rights and obligations shall be retained entirely by Purchaser, including as to the Gulf Coast Assets and the Assumed Gulf Coast Seller Obligations.

ARTICLE III
MISCELLANEOUS

Section 3.1             Severability.  If any term or other provisions of this Amendment is held invalid, illegal or incapable of being enforced under any rule of Law, all other conditions and provisions of this Amendment shall nevertheless remain in full force and effect so long as the economic or legal substance of the transactions contemplated hereby is not affected in a materially adverse manner with respect to either party; provided, however, that if any such term or provision may be made enforceable by limitation thereof, then such term or provision shall be deemed to be so limited and shall be enforceable to the maximum extent permitted by applicable Law

Section 3.2             Governing Law and Venue.  THIS AMENDMENT AND THE LEGAL RELATIONS BETWEEN THE PARTIES SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAWS OTHERWISE APPLICABLE TO SUCH DETERMINATIONS.  JURISDICTION AND VENUE WITH RESPECT TO ANY DISPUTES ARISING HEREUNDER SHALL BE PROPER ONLY IN HARRIS COUNTY, TEXAS.

Section 3.3             Counterparts. This Amendment may be executed and delivered (including by facsimile transmission) in counterparts, each of which shall be deemed an original instrument, but all such counterparts together shall constitute but one agreement.

Section 3.4             Ratification.  The parties hereto hereby ratify and approve the Purchase Agreement, as amended hereby, and the parties hereto acknowledge that all of the terms and provisions of the Purchase Agreement, as amended hereby, are and remain in full force and effect.

[Signature Page Follows]

IN WITNESS WHEREOF, this Amendment is executed by the parties hereto as of the date set forth above.

ANADARKO PETROLEUM CORPORATION

By:	/s/ Albert L. Richey
Name: Albert L. Richey
Title: Vice President, Corporate Development

ANADARKO E&P COMPANY LP

By:	/s/ Albert L. Richey
Name: Albert L. Richey
Title: Vice President, Corporate Development

HOWELL PETROLEUM CORPORATION

By:	/s/ Albert L. Richey
Name: Albert L. Richey
Title: Vice President, Corporate Development

KERR-MCGEE OIL & GAS ONSHORE LP

By:	/s/ Albert L. Richey
Name: Albert L. Richey
Title: Vice President

ANDARKO GATHERING COMPANY

By:	/s/ Albert L. Richey
Name: Albert L. Richey
Title: Vice President, Corporate Development

EXCO RESOURCES, INC.

By:	/s/ R. L. Hodges
Name: R. L. Hodges
Title: Vice President – Land